Exhibit 99.1

NEWS RELEASE

Maxar Board of Directors Approves Quarterly Dividend

Westminster, Colo. – July 29, 2021 – Maxar Technologies (NYSE:MAXR) (TSX:MAXR), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced that its Board of Directors declared a regular quarterly dividend of one cent ($0.01) per share. The dividend is payable on September 30, 2021, to shareholders of record as of the close of business on September 15, 2021.

About Maxar

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,400 team members in over 20 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements
Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company’s continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company’s EDGAR profile at www.sec.gov, under the Company’s SEDAR profile at www.sedar.com or on the Company’s website at www.maxar.com.

Maxar Technologies	1300 West 120th Avenue, Westminster CO 80234	maxar.com

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP, Investor Relations and Corporate Treasurer

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com

Maxar Technologies	1300 West 120th Avenue, Westminster CO 80234	maxar.com